ShengdaTech, Inc. Announces Management Change

SHANGHAI, China, October 1, 2010 -- ShengdaTech, Inc. ("ShengdaTech" or the "Company") (Nasdaq:SDTH), the leading manufacturer of nano-precipitated calcium carbonate ("NPCC") in China, today announced that Andrew Weiwen Chen has resigned as chief financial officer (“CFO”) effective September 30, 2010. Mr. Chen stated personal family reasons as the purpose for his resignation and leaves with no disagreements with the Company in regard to its financial statements or accounting matters.

The Company has begun a search to hire a new chief financial officer and has engaged an international executive recruiting firm to assist in this effort. In the interim, Ms. Anhui Guo, the Company’s chief operating officer, was appointed acting chief financial officer, while retaining her duties as chief operating officer until such time as a new CFO is in place. Ms. Guo served as ShengdaTech’s chief financial officer from March 2006 to April 2009. She will be available at the upcoming Annual General Meeting on October 18, to respond to investor questions and will continue to do so until a new CFO is in place. Mr. Carl Mudd, chairman of the Audit Committee, will also be available at the upcoming Annual General Meeting to respond to investor questions.

ShengdaTech's Chairman and CEO, Mr. Xiangzhi Chen, commented, “We thank Andrew for his contributions as chief financial officer, and we wish him all the best for the future. As in any important executive position that needs to be filled, we are conducting a rigorous search to find a qualified professional who will continue to build upon Andrew’s contributions to our dynamic growth and record of success.”

About ShengdaTech, Inc.

ShengdaTech is engaged in the business of manufacturing, marketing, and selling nano-precipitated calcium carbonate (NPCC) products. The Company converts limestone into NPCC using its proprietary and patent-protected technology. ShengdaTech is the only company possessing proprietary NPCC technology in China. NPCC products are increasingly used in tires, paper, paints, building materials, and other chemical products. In addition to its broad customer base in China, the Company currently exports to Singapore, Thailand, Malaysia, India, and Israel. For more information, please log on www.shengdatechinc.com.

Safe Harbor Statement

Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release made by ShengdaTech constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the tire industry, changes in composition of tires, the Company's ability to meet the planned expansion schedule for its NPCC capacity, the Company's ability to identify acquisition targets, changes to government regulations, risk associated with operation of the Company's new manufacturing facilities, ability to attract new customers, ability to increase its product's applications, ability of its customers to sell products, cost of raw material, downturns in the Chinese economy, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

Contact:

Anhui Guo
Chief Operating Officer
ShengdaTech, Inc.
gah@shengdatech.com

Kevin Theiss
Investor Relations
Grayling
+1-646-284-9409
kevin.theiss@grayling.com